Exhibit 99.1

RUSH STREET INTERACTIVE ANNOUNCES SECOND QUARTER 2021 RESULTS AND RAISES FULL YEAR 2021 GUIDANCE

- Second Quarter Revenue of $122.8 Million, up 89% Year-over-Year -

- Full Year 2021 Revenue Guidance Raised to between $465 and $495 Million -

CHICAGO – August 12, 2021 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

●	Revenue was $122.8 million during the second quarter of 2021, an increase of 89%, compared to $65.0 million during the second quarter of 2020.
●	Net loss was $14.0 million during the second quarter of 2021, compared to a net loss of $50.6 million during the second quarter of 2020.
●	Adjusted EBITDA[1] loss was $6.6 million during the second quarter of 2021, compared to an Adjusted EBITDA of $3.7 million during the second quarter of 2020.
●	Adjusted advertising and promotions expense[1] was $36.9 million, or 30% of revenue, during the second quarter of 2021, compared to $7.4 million during the second quarter of 2020.
●	Real-Money Monthly Active Users (“MAUs”) in the United States for the second quarter of 2021 were up 128% year-over-year with average revenue per MAU (“ARPMAU”) of $377 during the second quarter of 2021.
●	As of June 30, 2021, RSI had $361 million of unrestricted cash and cash equivalents.

Richard Schwartz, Chief Executive Officer of RSI, said, “We are very pleased with the continued execution of our business strategy and remain focused on providing a premiere user experience for our customers. In addition to successfully growing revenues in existing markets, we have made significant progress in securing access opportunities to new markets. Earlier today, we announced an extremely exciting partnership with the State of Connecticut, where we will be the exclusive partner of the Connecticut Lottery offering both mobile and retail sports wagering, and be one of only three operators operating in the state. This week, we also announced an agreement for market access opportunities in Louisiana, Mississippi, and New Mexico, with the latter two subject to those states passing mobile gaming legislation. Earlier this week, we also submitted mobile sports betting applications in New York and Arizona.

While new market access is a key pillar to our growth story, we also continue to work diligently to expand our exclusive content offering for both sport betting and casino games as exemplified by new partnerships with GTG Network for co-exclusive sports betting information and Boom Entertainment for exclusive casino content. Stay tuned for the launch of new and exclusive offerings in coming quarters.

1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for a reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

On the sports betting side, and as we head into the ever-important football season, BetRivers recently entered into a partnership with the Chicago Bears and is excited to be working with several highly recognized and well-respected former athletes as brand ambassadors. This includes our recent announcement of Chicago football legend Mike Ditka who we are thrilled to have on our team. We look forward to creating and streaming exclusive content from these hometown heroes, directly to the BetRivers and PlaySugarHouse apps.

Our ongoing commitment to improving the player experience by enhancing the quality of our mobile apps and sites, coupled with solid execution on our marketing programs, has led to continued impressive paybacks, along with strong conversion and retention rates. The strength of these metrics and efficiency of our marketing efforts supports our confidence in the long-term success of the business.”

Increasing 2021 Revenue Guidance

RSI expects revenues for the full year ending December 31, 2021 to be between $465 and $495 million, up from its previous guidance of between $440 and $480 million. At the midpoint of the range, revenue of $480 million represents 72% year-over-year growth when compared to $278.5 million of revenues for 2020. This increase reflects RSI’s strong first half 2021 results and anticipated growth in recently opened and existing markets resulting from increased marketing spend funded with cash on hand.

This range is based on certain assumptions, including that (i) launch of operations in any new jurisdictions are not included, (ii) all professional and college sports calendars that have been announced come to fruition, including the completion or commencement of their 2021 seasons, and (iii) RSI continues to operate in states in which it is live today.

Recent Business Highlights

•	Announced market access partnerships for five new markets, including Connecticut, Arizona, Louisiana, Mississippi and New Mexico, with the latter two being subject to the passage of enabling mobile gaming legislation. We anticipate being able to launch in Connecticut, Arizona, and Louisiana during the upcoming football season.
•	Crowned Casino Operator of the Year, Customer Services Operator of the Year and Social Gaming Operator of the Year at the EGR North America Awards 2021, winning the first two awards for the 2nd year in row. The continued recognition for customer service exemplifies how our market leading user experience drives players to remain loyal to our platform.
•	Announced a multi-year exclusive partnership with the Chicago Bears and Rivers Casino making BetRivers the Bears’ Official Sportsbook partner.
•	Formed a brand ambassador partnership agreement with NFL legend Mike Ditka.
•	Launched Evolution Gaming’s online live dealer casino games in Michigan on July 22nd, the first day the product was authorized to launch in the state.
•	Partnered with Scientific Games to be the first operator to premiere its proven online casino game library in West Virginia at BetRivers.com.
•	Announced a multi-year co-exclusive partnership with GTG Network to offer GTG’s iSport Genius data facts and insights in all states where RSI operates its online sportsbooks.
•	Made a minority investment in Boom Entertainment, a premier online gaming developer and technology provider, and entered into a partnership with them that brings with it several potential market access opportunities in states such as Mississippi, New Mexico and Louisiana, along with incremental high-quality online casino games, including certain exclusive games only available on our platform.
•	Added to the Russell 2000® Index and Russell 3000® Index as part of the indexes’ annual reconstitution that took place on June 25, 2021.

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Technology Updates

•	RSI mobile sportsbook app independently rated #4 out of 31 apps in the US market in July 2021 by Eilers & Krejcik.
•	Launched Android App on GooglePlay across our US footprint.
•	Launched new and materially improved iOS apps in Illinois, Iowa, Indiana, Colorado and Virginia.
•	Remain on track to launch an iOS app in live casino markets in 2H21.
•	Brought several exciting new sports betting features to market including betting tips, a stats center, enhanced player search functionality, live event score and game clock updates and more live streamed content.
•	Plans to offer more advanced single game parlay bet options in time for the upcoming NFL season where customers will be able to parlay the existing moneyline, spread and totals with player prop bets including passing yards, rushing yards, touchdowns scored and more.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss second quarter results and provide commentary on business performance and its current outlook for 2021. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing (844) 200-6205 for domestic callers or +44 208-0682-558 for international callers. The conference call access code is 828144.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least September 12, 2021.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused only on legal and regulated markets in the United States and Latin America. Through its brands, BetRivers.com and PlaySugarHouse.com, RSI was an early entrant in many regulated jurisdictions and is currently live with real-money mobile, online and/or retail operations in ten U.S. states: Pennsylvania, Illinois, New Jersey, New York, Michigan, Indiana, Virginia, Colorado, Iowa and West Virginia. RSI is also active internationally, offering its online casino and sportsbook in the regulated gaming market of Colombia on RushBet.co. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the 2020 Global Gaming Awards Digital Operator of the Year and the 2021 EGR North America Awards Casino Operator of the Year, Customer Services Operator of the Year and Social Gaming Operator of the Year. RSI is committed to industry-leading responsible gaming practices and seeks to provide its customers with the resources and services they need to play responsibly. For more information, visit www.rushstreetinteractive.com.

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Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Net Loss Per Share, Adjusted Net Loss and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (for example, interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Net Loss Per Share as Adjusted Net Loss divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Loss is defined as net loss attributable to Rush Street Interactive, Inc. as used in the diluted net loss per share calculation, adjusted for the reallocation of net loss attributable to noncontrolling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted net loss per share calculation, adjusted for the assumed conversion of the noncontrolling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis.

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RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique players per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of our customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to our online offerings across our customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding guidance, RSI’s future results of operations or financial condition, RSI’s strategic plans and focus, player growth and engagement, product initiatives and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage growth; RSI’s ability to execute our business plan and meet its projections; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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Media Contacts:

Jonathan Gasthalter / Carissa Felger / Nathaniel Garnick

(312) 319-9233 / (212) 257-4170

rsi@gasthalter.com

or

Lisa Johnson

(609) 788-8548

lisa@lisajohnsoncommunications.com

Investor Contact:

ir@rushstreetinteractive.com

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Rush Street Interactive, Inc.

Consolidated Condensed Statements of Operations and Comprehensive Loss

(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$122,800	$65,038	$234,620	$100,215

Operating costs and expenses
Costs of revenue	84,760	49,287	164,447	71,667
Advertising and promotions	37,543	7,445	79,759	15,915
General administration and other	11,768	58,399	28,332	75,165
Depreciation and amortization	914	457	1,588	916
Total operating costs and expenses	134,985	115,588	274,126	163,663
Loss from operations	(12,185)	(50,550)	(39,506)	(63,448)

Other income (expenses)
Interest expense, net	(17)	(40)	(30)	(85)
Change in fair value of warrant liabilities	-	-	41,802	-
Change in fair value of earnout interests liability	-	-	(13,740)	-
Total other income (expenses)	(17)	(40)	28,032	(85)
Loss before income taxes	(12,202)	(50,590)	(11,474)	(63,533)

Income tax expense	1,752	-	2,556	-
Net loss	$(13,954)	$(50,590)	$(14,030)	$(63,533)

Net loss attributable to non-controlling interests	(10,187)	-	(10,246)	-
Net loss attributable to Rush Street Interactive, Inc.	$(3,767)	$(50,590)	$(3,784)	$(63,533)

Net loss per common share attributable to Rush Street Interactive, Inc. – basic	$(0.06)	N/A	$(0.07)	N/A
Weighted average common shares outstanding – basic	59,163,547	N/A	53,093,129	N/A

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted	$(0.06)	N/A	$(0.24)	N/A
Weighted average common shares outstanding – diluted	59,163,547	N/A	55,452,029	N/A

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(13,954)	$(50,590)	$(14,030)	$(63,533)

Other comprehensive income (loss)
Foreign currency translation adjustment	(268)	54	(892)	(310)
Comprehensive loss	$(14,222)	$(50,536)	$(14,922)	$(63,843)

Comprehensive loss attributable to non-controlling interests	(10,383)	-	(10,923)	-
Comprehensive loss attributable to Rush Street Interactive, Inc.	$(3,839)	$(50,536)	$(3,999)	$(63,843)

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Rush Street Interactive, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(13,954)	$(50,590)	$(14,030)	$(63,533)

Depreciation and amortization	914	457	1,588	916
Interest expense, net	17	40	30	85
Income tax expense	1,752	-	2,556	-
Change in fair value of warrant liability	-	-	(41,802)	-
Change in fair value of earnout interests liability	-	-	13,740	-
Share-based compensation	4,661	53,769	16,237	67,259
Adjusted EBITDA	$(6,610)	$3,676	$(21,681)	$4,727

Adjusted Operating Costs and Expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating costs and expenses:
Costs of revenue	$84,760	$49,287	$164,447	$71,667
Advertising and promotions	37,543	7,445	79,759	15,915
General administration and other	11,768	58,399	28,332	75,165
Depreciation and amortization	914	457	1,588	916
Total operating costs and expenses	$134,985	$115,588	$274,126	$163,663

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(298)	$-	$(1,213)	$-
Advertising and promotions[1]	(636)	-	(2,334)	-
General administration and other[1]	(3,727)	(53,769)	(12,690)	(67,259)
Depreciation and amortization	-	-	-	-
Total non-GAAP operating cost and expense adjustments	$(4,661)	$(53,769)	$(16,237)	$(67,259)

Adjusted operating costs and expenses:
Costs of revenue	$84,462	$49,287	$163,234	$71,667
Advertising and promotions	36,907	7,445	77,425	15,915
General administration and other	8,041	4,630	15,642	7,906
Depreciation and amortization	914	457	1,588	916
Total adjusted operating costs and expenses	$130,324	$61,819	$257,889	$96,404

1 Share-based compensation.

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Rush Street Interactive, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands)

Adjusted Net Loss, Adjusted Weighted Average Common Shares Outstanding and Adjusted Net Loss Per Share:

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Adjusted Net Loss
Net loss attributable to Rush Street Interactive, Inc. – diluted(1)	$(3,767)	$(13,353)
Adjustments:
Add: Net loss attributable to non-controlling interests	(10,187)	(10,246)
Less: Change in fair value of warrant liabilities attributable to noncontrolling interests	-	(32,233)
Add: Change in fair value of earnout interests liability	-	13,740
Add: Share-based compensation expense	4,661	16,237
Adjusted Net Loss	$(9,293)	$(25,855)

Adjusted Weighted Average Common Shares Outstanding
Weighted average common shares outstanding – diluted(2)	59,163,547	55,452,029
Adjustments:
Add: Conversion of RSILP units to Class A Common Shares	160,000,000	160,000,000
Adjusted Weighted Average Common Shares Outstanding	219,163,547	215,452,029

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted:	$(0.06)	$(0.24)
Adjusted Net Loss per Share	$(0.04)	$(0.12)

(1)	Net loss attributable to Rush Street Interactive, Inc. – diluted for the six months ended June 30, 2021, includes the Net loss attributable to Rush Street Interactive, Inc. adjusted for the dilutive effect of previously outstanding warrants that were redeemed in March 2021 (i.e., the portion of the change in fair value of warrants attributed to Rush Street Interactive Inc.). There was no dilutive effect for the three months ended June 30, 2021.

(2)	Weighted average common shares outstanding – diluted for the six months ended June 30, 2021, includes the basic number of weighted average common shares outstanding, adjusted for the dilutive effect of previously outstanding warrants that were redeemed in March 2021 using the Treasury Stock Method. There was no dilutive effect for the three months ended June 30, 2021.

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